UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.
On April 14, 2010, our Board of Directors unanimously adopted a Policy for Recoupment of Incentive Compensation for executive officers of the company. A copy of the policy is attached as Exhibit 10.19 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of our stockholders was held on April 14, 2010. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission. Shares eligible to vote were 258,790,075 at the record date of February 12, 2010. The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify. The tabulation of votes was:

Nominee	For	Against	Abstain	Broker Non-Vote
Edward C. Bernard	196,536,449	4,305,312	161,183	29,802,016
James T. Brady	198,230,601	2,608,524	163,819	29,802,016
J. Alfred Broaddus, Jr.	199,299,300	1,515,884	187,760	29,802,016
Donald B. Hebb, Jr.	174,114,304	26,722,343	166,297	29,802,016
James A.C. Kennedy	196,734,671	4,083,980	184,293	29,802,016
Brian C. Rogers	196,526,449	4,314,776	161,719	29,802,016
Dr. Alfred Sommer	199,719,209	1,113,744	169,991	29,802,016
Dwight S. Taylor	199,401,923	1,433,071	167,950	29,802,016
Anne Marie Whittemore	192,936,343	7,877,971	188,630	29,802,016
The appointment of KPMG LLP as the company’s independent registered public accounting firm for 2010 was ratified by a vote of 222,434,650 for; 8,154,684 against; and 215,626 abstentions.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
          10.19 Policy for Recoupment of Incentive Compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland Kenneth V. Moreland Vice President and Chief Financial Officer Date: April 16, 2010